P11000081729

Florida Department of State
Division of Corporations
Electronic Filing Cover Sheet

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FILED
2013 MAR 12 AM 9:07
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

To:
Division of Corporations
Fax Number : (850)617-6380

From:
Account Name : VCORP SERVICES, LLC
Account Number : I20080000067
Phone : (845)425-0077
Fax Number : (845)818-3588

Enter the email address for this business entity to be used for future annual report mailings. Enter only one email address please.

Email Address: sop@vcorpservices.com

Effective date 4-16-13
Amend NC

RECEIVED
13 MAR 12 AM 8:05
DEPARTMENT OF STATE
DIVISION OF CORPORATIONS
TALLAHASSEE, FLORIDA

COR AMND/RESTATE/CORRECT OR O/D RESIGN
FIRST SOCIAL NETWORX CORP.

Certificate of Status	0
Certified Copy	0
Page Count	08
Estimated Charge	$35.00

MAR 12 2013
T. LEWIS

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COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: First Social Networx Corp.

DOCUMENT NUMBER: P11000081729

The enclosed *Articles of Amendment* and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Gracie Zhou
Name of Contact Person

Ofsink, LLC
Firm/ Company

900 Third Avenue, 5th Floor
Address

New York, NY 10022
City/ State and Zip Code

gzhou@golawintl.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Gracie Zhou at (646) 6277326

Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ■ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

FILED

2013 MAR 12 AM 9:07

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

First Social Networx Corp.

(Name of Corporation as currently filed with the Florida Dept. of State)

P11000081729

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Moxlan Group Holdings, Inc.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

Unit No. 304, New East Ocean Centre
No. 9 Science Museum Road, T.S.T.
Kowloon, Hong Kong

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

Unit No. 304, New East Ocean Centre
No. 9 Science Museum Road, T.S.T
Kowloon, Hong Kong

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent Vcorp Services, LLC

5011 South State Road 7, Suite 106
(Florida street address)

New Registered Office Address: Davie *(City)*, Florida 33314 *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

[signature]

Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)
Please note the officer/director title by the first letter of the office title:
P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.
Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change ___ Add X Remove	PCEOCFO	Marilyn Stark	4625 Legacy Court Sarasota, FL 34241
2) ___ Change X Add ___ Remove	PCEOD	Liew Kwong Yeow	Unit No. 304, New East Ocean Centre No. 9 Science Museum Road, T.S.T. Kowloon, Hong Kong
3) ___ Change X Add ___ Remove	D	Lin Kuan Liang Nicolas	Unit No. 304, New East Ocean Centre No. 9 Science Museum Road, T.S.T. Kowloon, Hong Kong
4) ___ Change ___ Add ___ Remove			
5) ___ Change ___ Add ___ Remove			
6) ___ Change ___ Add ___ Remove			

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article I shall be replaced with Annex I in entirety which is attached hereto.

In addition, Article IV shall be replaced with Annex II in entirety which is attached hereto.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

Annex I
To The Articles of Amendment
To Articles of Incorporation
Of First Social Networx Corp.

"ARTICLE I
<u>CORPORATE NAME</u>

The name of this Corporation shall be: Moxian Group Holdings, Inc."

Annex II
To The Articles of Amendment
To Articles of Incorporation
Of First Social Networx Corp.

"ARTICLE IV
CAPITAL STOCK

Section 1. The aggregate number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be Six Hundred Million (600,000,000) shares, consisting of Five Hundred Million (500,000,000) shares of common stock, par value $.0001 per share ("Common Stock") and One Hundred Million (100,000,000) shares of Preferred Stock, par value $.0001 per share ("Preferred Stock").

Section 2. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is hereby authorized to provide for the issuance of shares of Preferred Stock in series and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the designation of such series) increase or decrease (but not below the number of shares of such series then outstanding);

(c) whether dividends, if any, shall be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates; or method of determining the date or dates, from which dividends on the shares of such series shall be cumulative;

(d) whether the shares of such series shall participate or not participate in the dividends, if any, payable on any other class or series;

(e) the rate of any dividends (or method of determining such dividends) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates or the method for determining the date or dates upon which such dividends shall be payable;

(f) the price or prices (or method of determining such price or prices) at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed or

purchased, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any;

(g) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the form of payment of such price or prices (which may be cash, property or rights, including securities of the same or another corporation or other entity) for which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(h) the amount payable out of the assets of the Corporation to the holders of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, reorganization or winding up of the affairs of the Corporation;

(i) provisions, if any, for the conversion or exchange of the shares of such series, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock, or any other security, of the Corporation, or any other corporation or other entity, and the price or prices or rate or rates of conversion or exchange and any adjustments applicable thereto, and all other terms and conditions upon which such conversion or exchange may be made;

(j) restrictions on the issuance of shares of the same series or of any other class or series, if any; and

(k) the voting rights, if any, of the holders of shares of the series.

Section 3.

(a) Effective upon the "Effective Date" (as defined below), the outstanding shares of Common Stock of the Corporation shall be expanded on the basis that one (1) of such share of Common Stock shall become twenty (20) shares of Common Stock without changing the par value of the shares of the Corporation (the "Forward Stock Split").

(b) The "Effective Date" shall be the first date permitted or determined by the Financial Industry Regulatory Authority (FINRA) as the effective date of such Forward Stock Split, subject to the prior filing and recording of this Articles of Amendment in the office of Florida Department of State Division of Corporations."

The date of each amendment(s) adoption: March 6, 2013

Effective date if applicable: April 16, 2013
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 11 MAR 2013

Signature [signature]
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Llew Kwong Yeow
(Typed or printed name of person signing)

CEO, Director
(Title of person signing)

Before me
[signature]
IP Wai ...
Notary Public
Hong Kong SAR

Attestation only.
No advice sought or given.

My Commission contains no expiry date